Exhibit 10.2

RECEIVABLES SALE AGREEMENT

OCWEN LOAN SERVICING, LLC

(Seller)

HLSS MORTGAGE MASTER TRUST

(Purchaser)

Dated as of March 3, 2014

i

RECEIVABLES SALE AGREEMENT

This RECEIVABLES SALE AGREEMENT (this “Agreement”) is made as of March 3, 2014, by and between OCWEN LOAN SERVICING, LLC, a Delaware limited liability company (together with any successors, the “Seller”) and HLSS MORTGAGE MASTER TRUST, a Delaware statutory trust (the “Purchaser”).

RECITALS

A. Pursuant to the Mortgage Loan Purchase and Servicing Agreement dated as of March 3, 2014 (the “Mortgage Loan Purchase Agreement”), the Seller services pools of residential mortgage loans (collectively, “Mortgage Loans”) for and on behalf of the Purchaser.

B. Pursuant to the Mortgage Loan Purchase Agreement, the Seller makes certain Advances from time to time. Upon making an Advance the Seller becomes the beneficiary of a contractual right to be reimbursed for such Advance in accordance with the terms of the Mortgage Loan Purchase Agreement. The Seller, as originator of these rights to reimbursement, desires to sell, assign, transfer, convey and contribute to the Purchaser all its right, title and interest in and to its rights to be reimbursed for Advances made by the Servicer, from time to time, under the Mortgage Loan Purchase Agreement (the “Receivables”), pursuant to the terms hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the above premises and of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions.

Any capitalized term used but not defined herein shall have the meaning given to it in the Mortgage Loan Purchase Agreement.

“Additional Receivables” has the meaning assigned such term in Section 2(a) of this Agreement.

“Administrator” means HLSS SEZ LP, a Cayman Islands exempted limited partnership.

“Aggregate Purchase Price” means as of any date of determination an amount equal to excess, if any, of (i) the aggregate Purchase Price for all Receivables with a Receivable Balance as of such date, over (ii) the aggregate amount reimbursed with respect to such Receivables as of such date.

“Aggregate Receivables” means all Initial Receivables and all Additional Receivables transferred by the Seller to the Purchaser hereunder.

“Closing Date” means March 3, 2014.

“Collection Account” has the meaning assigned to such term in the applicable Master Repurchase Agreement.

“Cost of Funds Fee” means a monthly fee calculated by multiplying the Aggregate Purchase Price by the Cost of Funds Rate.

“Cost of Funds Rate” has the meaning set forth in the RSA Confirmation Letter.

“Initial Receivables” has the meaning assigned to that term in Section 2(a) of this Agreement.

“LIBOR” has the meaning set forth in the RSA Confirmation Letter.

“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing; provided, however, that the lien created in favor of the Purchaser under this Receivables Sale Agreement shall not be deemed to constitute a Lien.

“Monthly Reconciliation Date” means the first Remittance Date of each calendar month.

“Purchase Price” means with respect to each Receivable the product of the related Receivable Balance as of applicable Sale Date and the applicable Purchase Price Percentage.

“Purchase Price Percentage” has the meaning set forth in the RSA Confirmation Letter.

“Purchaser Reconciliation Amount” means, with respect to any Receivable and any date of determination, an amount equal to the excess, if any, of (i) the Purchase Price paid by the Purchaser for such Receivable, over (ii) the aggregate amount reimbursed and deposited into the Custodial Account or Collection Account with respect to such Receivable as of such date.

“Receivable Balance” means as of any date of determination and with respect to any Receivable, the outstanding amount of such Receivable, which shall only be reduced to the extent that cash in respect of reimbursement of that Receivable that has been deposited into the Custodial Account or Collection Account.

“Receivables Sale Termination Date” means with respect to a Mortgage Loan, the date on which the Seller is no longer servicer with respect to such Mortgage Loan.

“Reconciliation Amount” means a Purchaser Reconciliation Amount or a Seller Reconciliation Amount.

“RSA Confirmation Letter” means the confirmation letter dated as of March 3, 2014, and executed by the Seller and the Purchaser.

“Sale Date” means (i) with respect to the Initial Receivables, the Closing Date and (ii) with respect to any Additional Receivables, the date on which such Additional Receivable is assigned, transferred, conveyed and/or contributed by the Seller to the Purchaser pursuant to the terms of this Agreement.

“Schedule of Receivables” means, on any date, a schedule, which shall be delivered by the Seller to the Purchaser, in an electronic form, listing the outstanding Receivables transferred to the Purchaser, as updated from time to time to list Additional Receivables and deducting any amounts paid against the Receivables as of such date, identifying such Receivables on a loan-level basis by dollar amount of the related Advance and identifying the related Loan number and date of the related Advance and setting for the applicable Purchase Price for such Advance.

“Seller Reconciliation Amount” means, with respect to any Receivable and any date of determination, an amount (payable solely from Liquidation Proceeds of the related Mortgage Loan) equal to the excess, if any, of (i) the aggregate amount reimbursed and deposited into the Custodial Account or Collection Account with respect to such Receivable as of such date, over (ii) the Purchase Price paid by Purchaser for such Receivable.

“Transferred Assets” has the meaning assigned to that term in Section 2(a) of this Agreement.

Section 2. Transfer and Assignment of Receivables.

(a) Commencing on the date of this Agreement, and until the close of business on the Receivables Sale Termination Date with respect to the last Mortgage Loan serviced by the Seller under the Mortgage Loan Purchase Agreement, subject to the provisions of this Agreement, the Seller hereby sells, assigns, transfers, sets over and otherwise conveys and contributes to the Purchaser, and the Purchaser acquires from the Seller without recourse except as provided herein, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under its rights to reimbursement (1) existing as of the date hereof for all Advances made with respect to the Mortgage Loans as of the Closing Date (the “Initial Receivables”) and (2) existing on the related Sale Date for any Advances made by the Seller as servicer under the Mortgage Loan Purchase Agreement during the period that commences on the Closing Date and ends on the Receivables Sale Termination Date for the last Mortgage Loan serviced by the Seller under the Mortgage Loan Purchase Agreement (“Additional Receivables”) and in each case thereafter created from time to time under the Mortgage Loan Purchase Agreement, and (3) in the case of both Initial Receivables and Additional Receivables, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds (including “proceeds” as defined in the Uniform Commercial Code in effect in all relevant jurisdictions (the “UCC”), together with all rights of the Seller to enforce such rights to reimbursement (the “Transferred Assets”). Until the Receivables Sale Termination Date, the Seller shall continue, automatically and without any further action on its part, to sell to the Purchaser, the right to be reimbursed for any Advance made with respect to any Mortgage Loan, and the Purchaser shall accept the right to be reimbursed pursuant to the Mortgage Loan Purchase Agreement for any such Advance together with all rights of the Seller to enforce such rights of reimbursement under the Mortgage Loan Purchase Agreement.

In consideration of the sale, assignment, transfer, set-over and conveyance and contribution to the Purchaser of the Aggregate Receivables and related property, upon the terms and subject to the conditions set forth in this Agreement, the Purchaser has agreed to pay and deliver to the Seller the applicable Purchase Price for each Receivable.

Notwithstanding any other provision of this Agreement, the Seller shall not be obligated to continue to sell Receivables or other Transferred Assets to the Purchaser to the extent the Seller does not receive the Purchase Price therefor as described above.

(b) The Seller shall, at its own expense, on or prior to the (x) Closing Date, in the case of the Initial Receivables, and (y) the applicable Sale Date, in the case of Additional Receivables, deliver to the Purchaser an updated Schedule of Receivables and indicate in its books and records (including its computer files) that Receivables created in connection with the Mortgage Loan Purchase Agreement and the related Transferred Assets have been transferred to the Purchaser in accordance with this Agreement. If a third party, including a potential purchaser of Receivables, should inquire, the Seller will promptly indicate that the Receivables have been transferred, assigned and contributed and will claim no ownership interest therein. Seller shall (i) record and file, at its own expense, any financing statements (and amendments with respect to such financing statements when applicable) with respect to the Transferred Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the conveyance of such Transferred Assets from Seller to Purchaser, (ii) cause such financing statements and amendments to name Seller, as seller, and Purchaser, as purchaser, of the Transferred Assets and (iii) deliver a file-stamped copy of such financing statements or amendments or other evidence of such filings to Purchaser as soon as is practicable after filing.

(c) On each Sale Date on or prior to which Additional Receivables are or have been transferred to the Purchaser and for which the Purchaser shall pay the related Purchase Price, the Seller and the Purchaser shall execute notice that references the Schedule of Receivables delivered on such date (and the Purchaser shall countersign such notice).

Section 3. Reconciliation; Cost of Funds Fee.

(a) To the extent a Mortgage Loan related to a Receivable is repaid, or is sold by the Purchaser, on the date such Mortgage Loan is repaid or sold, (i) the Seller shall be entitled to a Seller Reconciliation Amount for each Receivable related to such Mortgage Loan if the amounts reimbursed with respect to such Receivable exceed the Purchase Price for such Receivable and (ii) the Purchaser shall be entitled to a Purchaser Reconciliation Amount for each Receivable related to such Mortgage Loan if the Purchase Price for such Receivable exceeds the amounts reimbursed with respect to such Receivable.

(b) On each Monthly Reconciliation Date, (i) the Seller shall deliver an updated Schedule of Receivables, and the Seller and the Administrator shall cooperate in good faith to verify the information in such Schedule of Receivables and the Seller or the Purchaser

(as applicable) shall be entitled to be reimbursed to the extent such verification process identifies any errors that would have impacted a Purchase Price or Reconciliation Amount that was paid with respect to a Receivable and (ii) the Seller shall pay the Cost of Funds Fee for such month to the Purchaser.

Section 4. Representations, Warranties and Certain Covenants of Seller.

The Seller hereby makes the following representations and warranties for the benefit of the Purchaser, on which the Purchaser is relying in accepting the Aggregate Receivables and executing this Agreement. The representations and warranties in Section 4(a) are made as of the date of this Agreement, and as of each Sale Date. The representations and warranties in Section 4(b) are made as to each Receivable only on and as of the applicable Sale Date for such Receivable. Such representations and warranties shall survive the transfer, sale, assignment and contribution of any Receivable to the Purchaser and are as follows:

(a) General Representations, Warranties and Covenants.

(1) Organization and Good Standing. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the Delaware and is or will be in compliance with the laws of each state in which any mortgaged property underlying or securing any Mortgage Loan is located to the extent necessary to ensure the enforceability of each Mortgage Loan.

(2) Power and Authority; Binding Obligation. The Seller has the power and authority to make, execute, deliver and perform its obligations under this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement; this Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity) or by public policy with respect to indemnification under applicable securities laws.

(3) No Violation. The execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not violate (A) the Seller’s organizational documents or (B) constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or any of its assets or (C) violate any statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any court or of any public, governmental or regulatory body, agency or authority applicable to the Seller or its properties.

(4) No Proceedings. No litigation before any court, tribunal or governmental body is currently pending, nor to the knowledge of the Seller is threatened against the Seller, nor is there any such litigation currently pending, nor to the knowledge of the Seller threatened against the Seller with respect to this Agreement that should reasonably be expected to result in a material adverse effect on the transactions contemplated by this Agreement.

(5) No Consents Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement, the sale of the Receivables or the consummation of the transactions contemplated by this Agreement except for consents, approvals, authorizations and orders which have been obtained.

(b) Representations; Warranties and Covenants Concerning the Receivables.

(1) Schedule of Receivables. The information set forth in any Schedule of Receivables hereto is true and correct with respect to any Receivable in existence as of its date.

(2) Title to Receivables. Immediately prior to the transfer and assignment to the Purchaser as herein contemplated, the Seller had good and marketable title to each Receivable, free and clear of all Liens and rights of others.

(3) No Impairment of Purchaser’s Rights. As of the Closing Date with respect to the Initial Receivables or the applicable Sale Date with respect to any Additional Receivables transferred on such date, neither the Seller nor any other Person has taken any action that, or failed to take any action the omission of which, would materially impair the rights of the Purchaser and its assignees with respect to such Receivables, or on the collectibility of such Receivables.

(4) No Defenses. As of the applicable Sale Date, each Receivable represents valid entitlement to be paid, has not been repaid in whole or in part or been compromised, adjusted, extended, satisfied, subordinated, rescinded, waived, amended or modified, and is not subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, waiver, amendment or modification by any Person.

(5) No Pending Proceedings. There are no proceedings pending, or, to the best of the Seller’s knowledge, threatened, wherein any governmental agency has (A) alleged that any Receivable is illegal or unenforceable, (B) asserted the invalidity of any Receivable or (C) sought any determination or ruling that might adversely affect the payment or enforceability of any Receivable.

(6) Seller’s Reporting Obligations. With respect to each Receivable, the Seller is not aware of any respect in which the Seller may be unable to perform its reporting obligations as set forth herein.

(7) UCC Classification. No Receivable is secured by “fixtures” or evidenced by an “instrument” under and as defined in the UCC. The Aggregate Receivables constitute “general intangibles” or “accounts” within the meaning of the applicable UCC.

(8) Enforceability; Compliance with Laws. Each Receivable is enforceable in accordance with its terms set forth in the Mortgage Loan Purchase Agreement and related Mortgage Documents.

(9) No Consent Required. Each Receivable is assignable by the Seller and its successors and assigns, without the consent of any other Person (except any such consent that shall have been obtained).

(10) No Conflicting Assignment. Other than the interest transferred to the Purchaser and its assignees pursuant to this Agreement, the Seller has not pledged, assigned, transferred, granted a security interest in, or otherwise conveyed any of the Aggregate Receivables. The Seller has not authorized the filing of and is not aware of any financing statement that has been filed against the Seller that includes a description of collateral covering the Aggregate Receivables other than any financing statement related to the security interest granted to the Purchaser hereunder, or any such financing statement that has been terminated.

(11) Compliance with FHA Guidelines. The Seller is in compliance with all FHA Guidelines.

(c) Survival. It its understood and agreed that the representations and warranties set forth in this Section 4 shall survive delivery of the Receivables to the Purchaser.

Section 5. Remedies Upon Breach

The Seller shall inform the Purchaser and its assignees promptly, in writing, upon the discovery of any breach of the Seller’s representations and warranties in Section 4(b) above that pertain to a Receivable, which breach materially and adversely affects the interests of the Purchaser and its assignees in the related Receivable(s). Unless such breach shall have been cured or waived within thirty (30) days after the earlier to occur of the discovery of such breach by the Seller or receipt of written notice of such breach by the Seller, such that the relevant representation and warranty shall be true and correct in all material respects as if made on such day, and the Seller shall have delivered to the Purchaser and its designees an Officer’s Certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct, the Seller shall repurchase each affected Receivable from the Purchaser or its assignee for a repurchase price equal to the Aggregate Purchase Price of the affected Receivables.

Section 6. Termination.

This Agreement may be terminated at any time thereafter by either party upon written notice to the other party.

Section 7. General Covenants of Seller.

The Seller covenants and agrees that from the date of this Agreement until the termination of this Agreement:

(a) Bankruptcy. Notwithstanding any prior termination of this Agreement, the Seller shall not take any action in any capacity to file any bankruptcy, reorganization or insolvency proceedings against the Purchaser, or cause the Purchaser to commence any reorganization, bankruptcy proceedings, or insolvency proceedings under any applicable state or federal law, including without limitation any readjustment of debt, or marshaling of assets or liabilities or similar proceedings. The Seller has not engaged in and does not expect to engage in a business for which its remaining property represents an unreasonably small capitalization. The Seller will not transfer any of the Aggregate Receivables with an intent to hinder, delay or defraud any Person.

(b) Legal Existence. The Seller shall do or cause to be done all things necessary on its part to preserve and keep in full force and effect its existence as a limited liability company in the jurisdiction of its incorporation, and to maintain each of its licenses, approvals, registrations and qualifications in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such licenses, approvals, registrations or qualifications, except for failures to maintain any such licenses, approvals, registrations or qualifications which, individually or in the aggregate, would not have a material adverse effect on the ability of the Seller to perform its obligations hereunder or under the Mortgage Loan Purchase Agreement.

(c) Compliance With Laws. The Seller shall comply in all material respects with all laws, rules, regulations and orders of any governmental authority applicable to its operation, the noncompliance with which would have a material adverse effect on the ability of the Seller to perform their obligations hereunder or the Mortgage Loan Purchase Agreement.

(d) Taxes. The Seller shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon the Seller or upon its income and profits, or upon any of its property or any part thereof, before the same shall become in default if the failure to pay such taxes should reasonably be expected to have a material adverse effect on the value of the Receivables or on the Seller’s ability to perform its obligations under this Agreement; provided that the Seller shall not be required to pay and discharge any such tax, assessment, charge or levy so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings. The Seller shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge or levy so contested, or so long as the failure to pay any such tax, assessment, charge or levy would not have a material adverse effect on the ability of the Seller to perform its obligations hereunder or under the Mortgage Loan Purchase Agreement.

(e) No Liens, Etc. Against Receivables and Trust Property. The Seller hereby covenants that, except for the transfer hereunder and as of any date on which Additional Receivables are transferred, it will not sell, pledge, assign or transfer to any other Person, or grant, create, incur or assume any Lien on any of the Aggregate Receivables, or any interest therein. The Seller shall notify the Purchaser and its designees of the existence of any Lien (other than as provided above) on any Receivable immediately upon discovery thereof; and the Seller shall defend the right, title and interest of the Purchaser and its assignees in, to and under the Receivables against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 7 shall be deemed to apply to any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings. The Seller shall take all actions as may be necessary to ensure that, if this Agreement were deemed to create, or does create, a security interest in the Receivables and the other Transferred Assets, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such until the Receivables Sale Termination Date. The Seller shall, at its own expense, make all initial filings on or about the Closing Date hereunder and shall forward a copy of such filing or filings to the Purchaser and its assignees. Without limiting the generality of the foregoing, the Seller, at its own expense, shall prepare and forward for filing, or shall cause to be forwarded for filing, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect and maintain the first priority status of the Purchaser’s security interest in the Transferred Assets, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of any of the Seller, (2) any change of location of the jurisdiction of the Seller, (3) any transfer of any interest of the Seller in any Transferred Assets or (4) any change under the applicable UCC or other applicable laws.

(f) Keeping of Records and Books of Account. The Seller shall maintain accurate, complete and correct documents, books, records and other information which is reasonably necessary for the collection of all Aggregate Receivables (including, without limitation, records adequate to permit the prompt identification of each new Receivable and all collections of, and adjustments to, each existing Receivable).

(g) Taking of Necessary Actions. The Seller shall perform all actions necessary to transfer and assign the Aggregate Receivables to the Purchaser.

Section 8. Grant Clause.

In the event that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute, and it hereby does, a security agreement under applicable law, and that the Seller shall be deemed to have granted, and the Seller does hereby grant, to the Purchaser a first priority perfected security interest in all of the Seller’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Transferred Assets to secure the obligations of the Seller hereunder.

To the extent that the Seller retains any interest in the Transferred Assets, the Seller hereby grants to the Purchaser a security interest in all of the Seller’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Transferred Assets, to secure the performance of all of the obligations of the Seller hereunder.

Section 9. Miscellaneous.

(a) Amendment. This Agreement may not be amended except by an instrument in writing signed by the Seller and the Purchaser.

(b) Binding Nature; Assignment. The covenants, agreements, rights and obligations contained in this Agreement shall be binding upon the successors and assigns of the Seller and shall inure to the benefit of the successors and assigns of the Purchaser, and all persons claiming by, through or under the Purchaser.

(c) Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

(d) Severability of Provisions. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

(e) Governing Law; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVE ANY RIGHT WHICH EITHER OR BOTH OF THEM MAY HAVE TO RECEIVE A TRIAL BY JURY WITH RESPECT TO ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING OUT OF OR WHICH RELATE TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF.

(f) Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the original or the same counterpart. Any counterpart hereof signed by a party against whom enforcement of this Agreement is sought shall be admissible into evidence as an original hereof to prove the contents thereof.

(g) Indulgences; No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or future exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(h) Headings Not to Affect Interpretation. The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

(i) Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Agreement.

(j) Limitation of Liability of Trustee; Limitation on Damages. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Savings Fund Society, FSB, d/b/a Christiana Trust, not individually or personally but solely as the trustee for the Purchaser, in the exercise of the powers and authority conferred and vested in it, (b) the representations, undertakings and agreements herein or in any other agreement related hereto, as applicable, made on the part of the Purchaser are made and intended not as personal representations, undertakings and agreements by Wilmington Savings Fund Society, FSB, d/b/a Christiana Trust but are made and intended for the purpose of binding only the Purchaser, (c) nothing herein contained or in any other agreement related hereto shall be construed as creating any liability on Wilmington Savings Fund Society, FSB, d/b/a Christiana Trust, individually or personally, to perform any covenant either expressed or implied contained herein or therein, as applicable, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and any other related agreement and by any person claiming by, through or under such parties and (d) under no circumstances shall Wilmington Savings Fund Society, FSB, d/b/a Christiana Trust be personally liable for the payment of any indebtedness or expenses of the Purchaser or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Purchaser under this Agreement and any other agreement related hereto.

UNDER NO CIRCUMSTANCES, HOWEVER, SHALL ANY PARTY BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES WHETHER IN CONTRACT, TORT, STATUTE OR UNDER ANY OTHER LEGAL OR EQUITABLE PRINCIPLE.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Receivables Sale Agreement to be duly executed as of the date first above written.

OCWEN LOAN SERVICING, LLC, as Seller

By:
Name:
Title:

HLSS MORTGAGE MASTER TRUST, as Purchaser

By:	Wilmington Savings Fund Society, FSB, d/b/a Christiana Trust, not in its individual capacity but solely as trustee

By:
Name:
Title:

[Signature Page for Receivables Sale Agreement]